UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

GoldSpring, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 2, 2010, Comstock Mining Inc. (the “Company”) announced that it entered into two separate exploration licenses in July 2010, both with definitive options to purchase patented and unpatented mining claims and patented town site lots totaling over 100 acres, in the Devils Gate and Chinatown Mining District, Lyon County, Nevada.

On July 1, 2010, the Company obtained an exclusive 180-day exploration license with option to purchase four patented lode claims totaling 95 acres known as the Dayton property.  Under the purchase option, the price for the Dayton property is $3,000,000, with an initial payment of $500,000.  The balance of the purchase price will be payable in 20 quarterly payments of $125,000, with no interest.  The former owner of the Dayton property will retain a 3% Net Smelter Royalty on all future mineral production from these claims.  The Company will receive a credit for the $3,000,000 purchase price through a reduction in the Net Smelter Royalty by 75% until such time as the full purchase price is credited.

On July 21, 2010, the Company obtained an exclusive 180-day option to acquire one patented lode claim and two unpatented lode claims, adjoining and consolidating the Dayton property. The license allows the Company to acquire these mineral claims for $100,000 plus a 2% Net Smelter Royalty to the former owner at any time during the option period.

A copy of a press release announcing the purchase is attached as Exhibit 99.1 to this Form 8-K.

This Form 8-K and Exhibit 99.1 are each being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 8.01 of Form 8-K and are therefore not to be considered “filed” with the SEC.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

99.1  Press release date August 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDSPRING, INC.

Date: August 2, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 2, 2010.